SUB-ITEM 77Q1: EXHIBITS

FEDERATED INSURANCE SERIES
Amendment No. 27 to the
AMENDED AND RESTATED
DECLARATION OF TRUST

Dated July 16, 2004

	The Amended and Restated
Declaration of Trust is amended as follows:

A.	Strike the first paragraph of Section
5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation
of Series or Class.

Without limiting the authority of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

Federated Managed Tail Risk Fund II
Primary Shares
Service Shares
Federated Fund for U.S. Government
Securities II
Federated High Income Bond Fund II
Primary Shares
Service Shares
Federated Kaufmann Fund II
Primary Shares
Service Shares
Federated Managed Volatility Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II

	The undersigned hereby certify that
the above-stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of December, 2012, to become effective on February 15, 2013.

	WITNESS the due execution
hereof this 13th day of December, 2012.

/s/ John F.
Donahue
/s/ Charles F. Mansfield,
Jr.	.
John F.
Donahue
Charles F. Mansfield, Jr.


/s/ Nicholas P.
Constantakis

Nicholas P.
Constantakis
R. James Nicholson


/s/ John F.
Cunningham
/s/ Thomas M. O?Neill
John F.
Cunningham
Thomas M. O?Neill


/s/ J.
Christopher
Donahue
/s/ John S. Walsh
J. Christopher
Donahue
John S. Walsh


/s/ Maureen
Lally-Green

Maureen
Lally-Green
James F. Will


/s/ Peter E.
Madden

Peter E.
Madden



It is noted that as of
January 1, 2012, Messrs.
Nicholson and Will ceased to be
Trustees of
the Trust.





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